[LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                                                                      Exhibit 16

                                October 27, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees), (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan's Form 8-K report for the month of October 1998. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP